      AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

         AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
dated as of [          ], 1998 between Alliance Balanced Shares,
Inc. ("Balanced Shares") and Alliance Income Builder Fund, Inc.
("Income Builder"), each, a Maryland corporation.

         In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.  Shareholder Approval

         A meeting of the shareholders of Income Builder shall be called and held for the purpose of acting upon this Agreement and the transactions contemplated herein. Balanced Shares shall furnish to Income Builder such data and information relating to Balanced Shares as shall be reasonably requested by Income Builder for inclusion in the information to be furnished to shareholders of Income Builder in connection with the meeting for the purpose of acting upon this Agreement and the transactions contemplated herein. Approval by the shareholders of Income Builder of this Agreement and the transactions contemplated herein shall, to the extent necessary to permit the consummation of the transactions contemplated herein without violating any investment objective, policy or restriction of Income Builder, be deemed to constitute approval by the shareholders of a temporary amendment of any investment objective, policy or restriction that would otherwise be inconsistent with or violated upon the consummation of such transactions solely for the purpose of consummating such transactions.

2.  Reorganization

         The transactions described in this section are hereinafter collectively referred to as the "Reorganization."

         (a)  Plan of Reorganization and Liquidation.

              (i) Income Builder agrees to and will grant, bargain, sell, convey, assign, transfer and deliver to Balanced Shares at the closing provided for in Section 2(b) (the "Closing") all of the assets, rights, claims and businesses of every kind, character and description (whether tangible or intangible, whether real, personal or mixed, whether absolute, accrued, contingent or otherwise, whether or not determinable at the time of the Closing, and wherever located) of Income Builder to the extent they exist on or after the Closing. In consideration thereof, at the

Closing, Balanced Shares agrees to and will (A) assume and pay, to the extent that they exist on the Closing, all liabilities of Income Builder and (B) deliver to Income Builder the number of full and fractional Class A shares, Class B shares, Class C shares and Advisor Class share of Balanced Shares, par value $.01 per share (the "Balanced Shares shares"), equal to the number of full and fractional Class A shares, Class B shares, Class C shares and Advisor Class shares of Income Builder, par value $.001 per share (the "Income Builder shares"), determined by multiplying the number of Income Builder shares of that class by the exchange ratio as computed as set forth below, the product of such multiplication to be carried to the third decimal place. For purposes of this section, Class A, Class B, Class C and Advisor Class Income Builder shares will correspond to Class A, Class B, Class C and Advisor Class shares, respectively, of Balanced Shares. The exchange ratio for each class of Income Builder shares shall be the number determined by dividing the net asset value per share of that class of Income Builder shares by the net asset value per share of the corresponding class of the Balanced Shares shares. In each case such net asset values are to be determined on a consistent basis by the appropriate officers of Income Builder or Balanced Shares, as the case may be, as of the close of regular trading on the New York Stock Exchange, Inc. (the "Exchange") next preceding the Closing. The exchange ratio shall be carried to the fourth decimal place.

              (ii)  At the Closing, Income Builder will
liquidate and distribute pro rata to the holders of record of each class of Income Builder shares as of the Closing the Balanced Shares shares of the corresponding class received by Income Builder pursuant to this Section 2(a). Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of Balanced Shares in the name of each holder of a class of Income Builder shares and representing the number of Balanced Shares shares of the corresponding class due such shareholder. Fractional Balanced Shares shares will be carried to the third decimal place. Simultaneously with such crediting of the Balanced Shares shares to the shareholders, the Income Builder shares held by such shareholders shall be canceled. Certificates representing Balanced Shares shares will be issued in accordance with the then-current Balanced Shares prospectus; provided, however, that any certificate representing Balanced Shares shares to be issued in replacement of a certificate representing Income Builder shares shall be issued only upon the surrender of such latter certificate.

              (iii)  Following the Closing, Income Builder
will dissolve.

         (b)  Closing.  The Closing shall occur at the later of
(i) the final adjournment of the meeting of the holders of Income Builder shares at which this Agreement and the transactions contemplated hereby will be considered and (ii) such later time as the parties hereto may mutually agree.

3.  Articles of Incorporation; By-Laws; Board of Directors;
    Officers

         Balanced Shares hereby covenants and agrees as follows:

         (a) Charter. The Charter of Balanced Shares in effect at the Closing shall continue to be the Charter of Balanced
Shares until altered, amended or repealed as provided by law.

         (b) By-Laws. The By-laws of Balanced Shares in effect at the Closing shall continue to be the By-laws of Balanced Shares until the same shall thereafter be altered, amended or repealed in accordance with the Articles of Incorporation or By-laws of Balanced Shares

         (c)  Directors.  The directors of Balanced Shares at the
Closing shall continue to be the directors of Balanced Shares until they resign or their successors shall have been elected and qualified.

         (d) Officers. Subject to the provisions of the By-laws of Balanced Shares the officers of Balanced Shares at the Closing shall continue to be the officers of Balanced Shares until they resign or their successors shall have been elected and qualified.

         (e) Vacancies. If at the Closing a vacancy shall exist on the Board of Directors or in any of the offices of Balanced Shares, such vacancy may thereafter be filled in the manner provided by the By-laws of Balanced Shares, consistent with the provisions of Section 16 of the Investment Company Act of 1940, as amended (the "Act").

4.  Representations, Warranties and Covenants of
    Balanced Shares

         Balanced Shares represents and warrants to, and covenants with, Income Builder as follows:

         (a) Organization, Existence, Etc. Balanced Shares is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted and as described in its currently effective Registration Statement on Form N-1A. Balanced Shares is qualified to do business under the laws of every jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on Balanced Shares. Balanced Shares has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and as described in its currently effective Registration Statement on Form N-1A.

         (b)  Registration as Investment Company.  Balanced
Shares is registered under the Act as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

         (c) Capitalization. The authorized capital stock of Balanced Shares consists of 3,000,000,000 shares of Class A Common Stock, 3,000,000,000 shares of Class B Common Stock, 3,000,000,000 shares of Class C Common Stock and 3,000,000,000 shares of Advisor Class Common Stock, each having a par value
$.01 per share.  As of [         ], 1998, there were outstanding
[         ] shares of Class A Common Stock, [       ] shares of
Class B Common Stock, [       ] shares of Class C Common Stock
and [        ] shares of Advisor Class Common Stock.  All of the
outstanding shares of common stock of Balanced Shares have been duly authorized and are validly issued, fully paid and nonassessable. Because Balanced Shares is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of Balanced Shares may change prior to the Closing.

         (d) Financial Statements. The financial statements of Balanced Shares for the year ended July 31, 1997, which are audited, and for the six months ended January 31, 1998, which are unaudited (the "Balanced Shares Financial Statements"), previously delivered to Income Builder, fairly present the financial position of Balanced Shares as of the dates thereof and the results of its operations and changes in its net assets for the periods indicated.

         (e) Shares to be Issued Upon Reorganization. The Balanced Shares shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable, and no shareholder of Balanced Shares has any preemptive right to subscribe or purchase in respect thereof.

         (f) Authority Relative to this Agreement. Balanced Shares has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Balanced Shares' Board of Directors and no other action by Balanced Shares is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Balanced Shares is not subject to any provision of its Charter or By-laws, nor is Balanced Shares a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement and the transactions contemplated hereby.

         (g) Liabilities. There are no liabilities of Balanced Shares, whether or not determined or determinable, other than liabilities disclosed or provided for in the Balanced Shares Financial Statements and liabilities incurred in the ordinary course of business or otherwise previously disclosed in writing to Income Builder.

         (h) Litigation. To the knowledge of Balanced Shares, there are no claims, actions, suits or proceedings pending against Balanced Shares. In addition, to the knowledge of Balanced Shares, there are no claims, actions, suits or proceedings threatened against Balanced Shares that would materially adversely affect Balanced Shares or its assets or business or which would prevent or hinder consummation of the transactions contemplated hereby.

         (i) Contracts. Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or disclosed in its current Registration Statement on Form N-1A filed under the Act, in each case under which no default exists, Balanced Shares is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever.

         (j) Taxes. The federal income tax returns of Balanced Shares have been filed for all taxable years to and including the taxable year ended July 31, 1997 and all taxes payable pursuant to such returns have been paid. The federal income tax return of Balanced Shares for the taxable year ending July 31, 1998 will be filed, and any taxes payable pursuant thereto will be paid, prior to their due date. Balanced Shares has qualified as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), in respect of each taxable year since the commencement of its operations and has no reason to believe that it will not so qualify in respect of its current fiscal year.

         (k) Registration Statement. Balanced Shares shall file with the Securities and Exchange Commission (the "Commission") a
Registration Statement on Form N-14 (the "Registration

Statement") under the Securities Act of 1933 (the "Securities Act") relating to the Balanced Shares shares issuable hereunder. At the time it becomes effective, the Registration Statement
(i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Regulations") and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 hereof and at the Closing, the prospectus (the "Prospectus") and statement of additional information included therein (the "Statement of Additional Information"), as amended or supplemented by any amendments or supplements filed with the Commission by Balanced Shares and delivered to Income Builder, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection (k) shall apply to statements in or omissions from the Registration Statement, Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished by Income Builder for use in the Registration Statement, Prospectus or Statement of Additional Information as provided in Section 5(k).

         (l) No Material Adverse Change. Since July 31, 1997, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of Balanced Shares.

         (m) Operations in the Ordinary Course. Except as otherwise contemplated by this Agreement, Balanced Shares will conduct its business in the ordinary course.

5.  Representations, Warranties and Covenants of Income Builder

         Income Builder represents and warrants to, and covenants with, Balanced Shares as follows:

         (a) Organization, Existence, Etc. Income Builder is a corporation duly organized and validly existing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted and as described in its current effective Registration Statement on Form N-1A. Income Builder is qualified to do business under the laws of every jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on Income Builder. Income Builder has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and as described in its current effective Registration Statement on Form N-1A.

         (b) Registration as Investment Company. Income Builder is registered under the Act as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

         (c) Capitalization. The authorized capital stock of Income Builder consists of 2,000,000,000 shares of Class A Common Stock, 2,000,000,000 shares of Class B Common Stock, 2,000,000,000 shares of Class C Common Stock and 2,000,000,000 shares of Advisor Class Common Stock, par value $.001. As of
[         ], 1998, there were outstanding [        ] shares of
Class A Common Stock, [       ] shares of Class B Common Stock,
[      ] shares of Class C Common Stock and [        ] shares of
Advisor Class Common Stock. All of the outstanding shares of Income Builder have been duly authorized and are validly issued, fully paid and nonassessable. Because Income Builder is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of Income Builder may change prior to the Closing.

         (d) Financial Statements. The financial statements of Income Builder for the year ended October 31, 1997, which are audited, and for the six months ended April 30, 1998, which are unaudited (the "Income Builder Financial Statements"), and were previously delivered to Balanced Shares, fairly present the financial position of Income Builder as of the date thereof and the results of its operations and changes in its net assets for the periods indicated.

         (e) Authority Relative to this Agreement. Income Builder has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Income Builder and, except for approval by the shareholders of Income Builder, no other action by Income Builder is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Income Builder is not subject to any provision of its Articles of Incorporation or its By-laws, nor is Income Builder a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement and the transactions contemplated hereby.

         (f) Liabilities. There are no liabilities of Income Builder, whether or not determined or determinable, other than liabilities disclosed or provided for in the Income Builder Financial Statements and liabilities incurred in the ordinary course of business subsequent to April 30, 1998 or otherwise previously disclosed in writing to Balanced Shares.

         (g) Litigation. To the knowledge of Income Builder there are no claims, actions, suits or proceedings pending against Income Builder. In addition, to the knowledge of Income Builder, there are no claims, actions, suits or proceedings threatened against Income Builder that would materially adversely affect Income Builder or its assets or business or which would prevent or hinder consummation of the transactions contemplated hereby.

         (h) Contracts. Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no default exists, Income Builder is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever.

         (i) Taxes. The federal income tax returns of Income Builder, previously delivered to Balanced Sahres, have been filed for all taxable years to and including the taxable year ended October 31, 1997, and all taxes payable pursuant to such returns have been paid. The federal income tax returns of Income Builder for the taxable year ending October 31, l998 will be filed, and any taxes payable pursuant thereto will be paid, prior to their due date. Income Builder has qualified as a regulated investment company under the Code in respect of each taxable year since the commencement of its operations and has no reason to believe that it will not so qualify in respect of its current fiscal year.

         (j) Portfolio Securities. Income Builder will prepare and deliver to Balanced Shares at the Closing a Schedule of Investments (the "Schedule") listing all the assets owned by Income Builder as of the Closing. All assets to be listed on the Schedule as of the Closing will be owned by Income Builder free and clear of any liens, claims, charges, options and encumbrances, except as indicated in the Schedule, and, except as so indicated, none of such assets is, or after the Reorganization as contemplated hereby, will be, subject to any restrictions, legal or contractual, on the disposition thereof (including restrictions as to the public offering or sale thereof under the Securities Act) and, except as so indicated, all such assets are or will be readily marketable.

         (k) Registration Statement. In connection with the Registration Statement, Income Builder will cooperate with Balanced Shares and will furnish to Balanced Shares, as reasonably requested by Balanced Shares, the information relating to Income Builder required by the Securities Act and the Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to Income Builder, (i) will comply in all material respects with the provisions of the Securities Act and the Regulations and
(ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 hereof and at the Closing, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed with the Commission by Balanced Shares and delivered to Income Builder, insofar as they relate to Income Builder, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (k) shall apply only to statements in or omissions from the Registration Statement, Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished by Income Builder for use in the Registration Statement, Prospectus or Statement of Additional Information as provided in this subsection (k).

         (l) No Material Adverse Change. Since October 31, 1997 there has been no material adverse change in the financial condition, results of operations, business, properties or assets of Income Builder.

         (m) Operations in the Ordinary Course. Except as otherwise contemplated by this Agreement, Income Builder will conduct its business in the ordinary course.

6.  Conditions to Obligations of Income Builder

         The obligations of Income Builder hereunder with respect to the consummation of the Reorganization as it relates to Income
Builder are subject to the satisfaction of the following conditions:

         (a) Approval by Shareholders. This Agreement and the transactions contemplated by the Reorganization shall have been approved by the affirmative vote of a majority of the outstanding shares of Income Builder entitled to be voted with respect thereto.

         (b)  Covenants, Warranties and Representations.
Balanced Shares shall have complied with each of its covenants contained herein, each of the representations and warranties of Balanced Shares contained herein shall be true in all material respects as of the Closing, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of Balanced Shares since July 31, 1997 and Income Builder shall have received a certificate of the President of Balanced Shares satisfactory in form and substance to Income Builder so stating.

         (c) Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop order under the Securities Act pertaining thereto shall have been issued; all necessary orders or exemptions under the Act with respect to the transactions contemplated hereby shall have been granted by the Commission; and all necessary approvals, registrations, and exemptions under federal and state laws shall have been obtained.

         (d) Tax Opinion. Income Builder shall have received the opinion of Seward & Kissel, dated as of the Closing, addressed to it and in form and substance satisfactory to Income Builder, as to certain of the federal income tax consequences of the Reorganization under the Code to Balanced Shares, Income Builder and the shareholders of Income Builder. For purposes of rendering the opinion, Seward & Kissel may rely exclusively and without independent verification as to factual matters upon the statements made in this Agreement and the Registration Statement, and upon such other written representations as to matters of fact as an executive officer of each of Income Builder and Balanced Shares will have verified as of the Closing. The opinion of Seward & Kissel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:
(i) the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Code and that Income Builder and Balanced Shares will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;
(ii) Income Builder or Balanced Shares will not recognize any gain or loss upon the transfer of all the assets of Income Builder to Balanced Shares in exchange for Balanced Shares shares and the assumption by Balanced Shares of the liabilities of Income Builder pursuant to this Agreement and upon distribution (whether actual or constructive) of Balanced Shares shares to shareholders of Income Builder in exchange for their Income Builder shares; (iii) the shareholders of Income Builder who receive Balanced Shares shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their Income Builder shares for Balanced Shares shares (including any fractional share interests they are deemed to have received) in the Reorganization; (iv) the aggregate tax basis of the Balanced Shares shares received (whether actually or constructively) by each shareholder of Income Builder will be the same as the aggregate tax basis of the Income Builder shares surrendered in the exchange; (v) the holding period of Balanced Shares shares received (whether actually or constructively) by each shareholder of Income Builder will include the holding period of the Income Builder shares that are surrendered in exchange therefor, provided that the Income Builder shares constitute capital assets of such shareholder at the Closing; (vi) the holding period and tax basis of the assets of Income Builder acquired by Balanced Shares will be the same as the holding period and tax basis that Income Builder had in such assets immediately prior to the Reorganization; and
(vii) Balanced Shares will succeed to the capital loss carryovers of Income Builder, if any, pursuant to section 381 of the Code, but the use by Balanced Shares of any such capital loss carryovers may be subject to limitation under section 383 of the Code.

         (e) Opinion of Counsel. Income Builder shall have received the opinion of Seward & Kissel, as counsel for Balanced Shares, dated as of the Closing, addressed to and in form and substance satisfactory to Income Builder, to the effect that:
(i) Balanced Shares is a corporation duly organized and validly existing under the laws of the State of Maryland; (ii) Balanced Shares is a non-diversified, open-end investment company of the management type registered under the Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by requisite action of Balanced Shares and this Agreement has been duly executed and delivered by Balanced Shares and is a valid and binding obligation of Balanced Shares, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iv) the Registration Statement has been declared effective under the Securities Act and to Seward & Kissel's knowledge no stop order has been issued or threatened suspending its effectiveness; (v) to Seward & Kissel's knowledge, no consent, approval, order or other authorization of any federal or state court or administrative or regulatory agency, other than the acceptance of Articles of Transfer by the Maryland State Department of Assessments and Taxation, is required for Balanced Shares to enter into this Agreement or carry out its terms that will not have been obtained by the Closing, other than as may be required under the securities or "blue sky" laws of any state and other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of Balanced Shares; and (vi) the Class A, Class B, Class C and Advisor Class shares of Balanced

Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and nonassessable, and no shareholder of Balanced Shares has any preemptive right to subscribe or purchase in respect thereof.

         (f) Non-Termination. The parties shall not have terminated this Agreement pursuant to Section 8(c) hereof.

         (g) Further Assurances. Income Builder shall have received such further assurances, including, but not limited to, further assurances from Balanced Shares or any other person, concerning the performance of its obligations hereunder and the consummation of the Reorganization as it shall deem necessary, advisable or appropriate.

7.  Conditions to Obligations of Balanced Shares

         The obligations of Balanced Shares hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

         (a) Approval by Shareholders. This Agreement and the transactions contemplated by the Reorganization shall have been approved by the affirmative vote of a majority of the outstanding shares of Income Builder entitled to be voted with respect thereto.

         (b) Covenants, Warranties and Representations. Income Builder shall have complied with each of its covenants contained herein. Each of the representations and warranties of Income Builder contained herein shall be true in all material respects as of the Closing, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of Income Builder since
October 31, 1997, and Balanced Shares shall have received a certificate of the President of Income Builder satisfactory in form and substance to Balanced Shares so stating.

         (c) Portfolio Securities. All securities and other assets to be acquired by Balanced Shares in the Reorganization shall have been approved for acquisition by the investment adviser of Balanced Shares as consistent with the investment policies of Balanced Shares, and all such securities and other assets on the books of Income Builder that are not readily marketable shall be valued on the basis of an evaluation acceptable to Income Builder and Balanced Shares at the expense of Income Builder.

         (d) Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop order under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated hereby shall have been granted by the Commission, and all necessary approvals, registrations, and exemptions under federal and state laws shall have been obtained.

         (e) Tax Opinion. Balanced Shares shall have received the opinion of Seward & Kissel, counsel to Income Builder, dated as of the Closing, addressed to and in form and substance satisfactory to Balanced Shares, as to certain of the federal income tax consequences of the Reorganization under the Code to Balanced Shares, Income Builder and the shareholders of Income Builder. For purposes of rendering the opinion, Seward & Kissel may rely exclusively and without independent verification as to factual matters upon the statements made in this Agreement and the Registration Statement, and upon such other written representations as to matters of fact as an executive officer of each of Income Builder and Balanced Shares, will have verified as of the Closing. The opinion of Seward & Kissel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes: (i) the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Code and that Income Builder and Balanced Shares will each be "a party to a reorganization" within the meaning of section 368(b) of the Code; (ii) neither Income Builder nor Balanced Shares will recognize any gain or loss upon the transfer of all the assets of Income Builder to Balanced Shares in exchange for Balanced Shares shares and the assumption by Balanced Shares of the liabilities of Income Builder pursuant to this Agreement and upon the distribution (whether actual or constructive) of Balanced Shares shares to shareholders of Income Builder in exchange for their respective Income Builder shares;
(iii) the holding period and tax basis of the assets of Income Builder acquired by Balanced Shares will be the same as the holding period and tax basis that Income Builder had in such assets immediately prior to the Reorganization; and (iv) Balanced Shares will succeed to the capital loss carryovers of Income Builder, if any, pursuant to section 381 of the Code, but the use by Balanced Shares of any such capital loss carryovers may be subject to limitation under section 383 of the Code.

         (f) Opinion of Counsel. Balanced Shares shall have received the opinion of Seward & Kissel, as counsel for Income Builder, dated as of the Closing, addressed to and in form and substance satisfactory to Balanced Shares, to the effect that
(i) Income Builder is a corporation duly organized under the laws of the State of Maryland; (ii) Income Builder is a non-diversified, open-end investment company of the management type registered under the Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this


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

Agreement have been duly authorized and approved by requisite action of Income Builder, and this Agreement has been duly executed and delivered by Income Builder, and is a valid and binding obligation of Income Builder, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iv) the Reorganization has been approved by the requisite vote of the shareholders of Income Builder; and (v) to Seward & Kissel's knowledge, no consent, approval, order or other authorization of any federal or state court or administrative or regulatory agency, other than the acceptance of Articles of Transfer by the Maryland State Department of Assessments and Taxation, is required for Income Builder to enter into this Agreement or carry out its terms that will not have been obtained by the Closing other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of Income Builder.

         (g) Non-Termination. The parties shall not have terminated this Agreement pursuant to Section 8(c) hereof.

         (h) Further Assurances. Balanced Shares shall have received such further assurances, including, but not limited to, further assurances from Income Builder or any other person, concerning the performance of their obligations hereunder and the consummation of the Reorganization as it shall deem necessary, advisable or appropriate.

8.  Amendments; Waivers; Termination; Survival; Cooperation

         (a) Amendments. Income Builder and Balanced Shares may, by agreement in writing authorized by their respective Boards of Directors, amend this Agreement at any time before or after approval hereof by the shareholders of Income Builder, but after such approval, no amendment shall be made that materially alters the obligations of any party hereto.

         (b) Waivers. At any time prior to the Closing, any party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

         (c) Termination. Each party may terminate this Agreement at any time prior to the Closing by notice to the other party if (i) a material condition to its performance hereunder or a material covenant of the other party contained herein shall not be fulfilled on or before the date specified for the fulfillment thereof or (ii) a material default or material breach of this


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

Agreement shall be made by the other party. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of Income Builder, without liability on the part of either party hereto or its respective Board of Directors, officers or shareholders, by any party on notice to the other party in the event that the Board of Directors of the party giving such notice determines that proceeding with this Agreement is not in the best interest of that party's shareholders. Unless the parties hereto shall otherwise agree in writing, this Agreement shall terminate, without liability to any party, as of the close of business on October 31, 1999 if the Closing is not held on or prior to such date.

         (d) Survival. No representations, warranties or covenants in or pursuant to this Agreement (including certificates of officers) shall survive the Reorganization.

         (e) Cooperation. Each of the parties hereto will cooperate with the other in fulfilling its obligations under this Agreement and will provide such information and documentation as is reasonably requested by the other in carrying out the terms hereof.

9.  Expenses

         Alliance Capital Management L.P., the investment adviser to each party hereto, will bear all expenses incurred in connection with this Agreement, and all transactions contemplated hereby, whether or not the Reorganization is consummated; provided, however, that Income Builder shall bear any cost or expense incurred through the time of the Closing for purposes of satisfying the conditions set forth in Section 7(c) above.

10. General

         This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be changed or terminated orally. This Agreement may be executed in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by Income Builder and Balanced Shares and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                             ALLIANCE INCOME BUILDER FUND, INC.


                             By________________________



                             ALLIANCE BALANCED SHARES, INC.


                             By________________________


Accepted and agreed to as to Section 9:

ALLIANCE CAPITAL MANAGEMENT L.P.

By:  Alliance Capital Management
       Corporation, Its General Partner



By______________________________

























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